SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ___________



Date of Report (Date of earliest event reported)       January 3, 1997
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                      TOTAL WORLD TELECOMMUNICATIONS, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                   0-20922                 75-2274730
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(State or other jurisdiction     (Commission           (I.R.S. Employer
      of incorporation)          File Number)         Identification No.)


3200 North Military Trail, Suite 300, Boca Raton, Fl                33431
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:        (407) 997-5880
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          (Former name or former address, if changed since last report)



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ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
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      On January 3,  1997,  the  Company  issued  54,650  shares of its Series Z
Convertible Preferred Stock pursuant to Regulation S under the Act to twelve non-U.S. resident purchasers, and received gross proceeds of $5,465,000 and net proceeds of $4,462,585 after payment of the related finder's fee and expenses. Fifty percent of the shares are convertible into Common Stock of the Company at 70% of the closing bid price of such Common Stock following 45 days after completion of the offering, and the remaining 50 percent are convertible at 75% of the closing bid price 60 days after completion of the offering.

      On February 20, 1997, the Company issued 96,000 shares of its Series H Convertible Preferred Stock pursuant to Regulation S under the Act to seven non-U.S. resident purchasers and received gross proceeds of $9,600,000, and net proceeds of $8,623,500 after redemption of 76,000 shares of Series T Convertible Preferred Stock and payment of the related finder's fee and expenses. Fifty percent of the shares are convertible into Common Stock of the Company 45 days after the completion of the offering at 75% of the closing bid price of the Common Stock prior to conversion, and the remaining fifty percent is convertible 60 days after completion of the offering also at 75% of the closing bid price prior to the date of conversion. The conversion price, however, may not exceed $9.00.

      On February 25, 1997, the Company issued 51,856 shares of its Series D Convertible Preferred Stock pursuant to Regulation S under the Act to six non-U.S. resident purchasers, and received gross proceeds of $5,185,600 and net proceeds of $1,751,440 after redemption of 10,000 shares of Series U Convertible Preferred Stock and 5,000 shares of Series W Convertible Preferred Stock and payment of the related finder's fee and expenses. One-third of the shares are convertible into Common Stock of the Company 60 days after the completion of the offering at 80% of the closing bid price of the Common Stock, one-third of the shares are convertible into Common Stock of the Company 90 days after completion of the offering at 80% of the closing bid price of the Common Stock and the remaining one-third is convertible 120 days after completion of the offering also at 80% of the closing bid price prior to the date of conversion.

      On March 10, 1997, the Company issued 128,092 shares of its Series C Convertible Preferred Stock pursuant to Regulation S under the Act to six non-U.S. resident purchasers, and received gross proceeds of $12,809,200 and net proceeds of $6,413,468 after redemption of 8,500 shares of Series U Convertible Preferred Stock and 17,101 shares of Series W Convertible Preferred Stock and











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payment of the related  finder's fee and  expenses.  Fifty percent of the shares are convertible into Common Stock of the Company 60 days after the completion of the offering at 75% of the closing bid price of the Common Stock prior to conversion, and the remaining fifty percent is convertible 90 days after completion of the offering also at 75% of the closing bid price prior to the date of conversion.

      The proceeds from such financings have been used for acquisitions and the Company's option to exercise its redemption rights on prior fundings.

      All of the Series Z, Series H, Series D, and Series C Preferred Stock are subject to redemption by the Company prior to or at the time of conversion. Based on negotiations with various holders of the aforementioned Preferred Stock Series, the Company anticipates that various of such holders will retain such Preferred Stock or roll-over or exchange such Preferred Stock for alternative Preferred Stock Series providing similar or revised terms. The Company may in some circumstances, as determined by management, redeem various Preferred Stock Series in accordance with the terms of such series. All of the purchasers will be required to submit a separate opinion of counsel prior to removal of restrictive legends on their stock certificates.





















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                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TOTAL WORLD TELECOMMUNICATIONS, INC.



                                    By:  /s/ Joseph L. Lents
                                       -----------------------------------------
                                       Joseph L. Lents
                                       Chairman and
                                       Principal Executive Officer

Dated:  March 26, 1997